LIMITED RECOURSE GUARANTY AGREEMENT


      THIS LIMITED RECOURSE GUARANTY AGREEMENT (this "Guaranty") is made this 8th day of May, 1996, by Charles Town Racing Limited Partnership, a West Virginia limited partnership ("Guarantor"), to and for the benefit of PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company, its successors and assigns ("Lender").

                               B A C K G R O U N D

            Lender is about to provide a line of credit to Charles Town Races, Inc., a West Virginia corporation and wholly-owned subsidiary of Guarantor ("Borrower"), in the principal amount of up to One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars (the "Loan") pursuant to the provisions of that certain Loan and Security Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"), and evidenced by Borrower's Note of even date herewith (the "Note"). The obligations of Borrower under the Loan Documents is secured by a lien on and security interest in All Assets of Borrower and the Mortgage on Borrower's leasehold interest in the Premises (the foregoing, collectively, the "Collateral").

            Lender is unwilling to make the Loan unless Guarantor guarantees payment of the Note and performance by Borrower of each and every term, covenant, condition and agreement contained therein and in the Loan Agreement and any other Loan Document and under any and all other agreements executed by Borrower to or for the benefit of Lender in connection with the Loan on the part of Borrower to be kept, observed or performed. Guarantor desires to give such guaranty (i.e. this Guaranty) in order to induce Lender to make the Loan.

            The obligations of Guarantor under this Guaranty are secured by: a lien on and security interest in All Assets of Guarantor pursuant to the Security Agreement, by all of the issued and outstanding capital stock of Borrower pursuant to the Pledge, and by a lien on and security interest in the Premises pursuant to the Mortgage, all as set forth in such documents and agreements (the foregoing, the "Guarantor Collateral"). The obligations of Guarantor under this Guaranty are non-recourse as to the general partners of Guarantor, and enforcement of Guarantor's obligations hereunder are limited solely to the Guarantor Collateral or other assets of Guarantor.

            Each initially-capitalized term used herein shall have the meaning ascribed to it in the Loan Agreement unless the context clearly requires to the contrary.


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            NOW THEREFORE,  in consideration  of the foregoing  premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and intending to be legally bound hereby, Guarantor agrees as follows, for the benefit of Lender:

      1.    GUARANTY:

            A. Guaranty - Guarantor unconditionally and absolutely guarantees the due and punctual payment within applicable grace periods of the principal of the Note, the interest thereon and any other monies due or which may become due under the Loan Documents, and the due and punctual performance and observance by Borrower of any other terms, covenants and conditions of the Loan Documents on the part of Borrower to be kept, observed or performed whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants and conditions thereof now or at any time hereafter made or granted. All liabilities and obligations hereinabove described and covered by this Guaranty are hereinafter collectively referred to as the "Obligations".

            B. Enforcement of Guaranty - Lender may, in its sole discretion, exercise any right or remedy which Lender has under, or in connection with this Guaranty or by law (such rights and remedies being cumulative and not alternative or exclusive) without pursuing or exhausting any right or remedy Lender has against Borrower or any other person or entity, or which Lender has with respect to any Collateral for any or all of the Obligations of Borrower or any other guaranty of any or all of the Obligations. Lender need not join Borrower or any other person as a party in any action brought to enforce the provisions hereof; and Lender may exercise any right or remedy which it has under this Guaranty without regard to any actions or omissions of Borrower or any other person. In the event of a default under or breach of any of the Loan Documents, after expiration of any applicable grace period therein provided, Lender shall be entitled to immediately enforce the obligations of Guarantor hereunder.

            C. Guaranty Absolute - The obligations of Guarantor hereunder shall be absolute, primary and unconditional and shall continue in full force and effect irrespective of the validity, legality or enforceability of any of the Loan Documents pursuant to which any of the Obligations arise, or the existence, value or condition of any collateral for any of the Obligations, or of any other guaranty of the Obligations or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty and the obligations of

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Guarantor  hereunder shall be irrevocable and shall not be discharged  until (i)
the Obligations are fully paid and satisfied, and (ii) any obligation or ability of Lender to make loans, advances or extensions of credit to Borrower under the Line are terminated.

            D. Guaranty Not Affected - Without limiting the generality of Section C above, Guarantor hereby consents and agrees that, at any time, and from time to time, without notice to Guarantor:

                  (i) the time, manner, place or terms of payment of any of the Obligations may be extended or modified;

                 (ii) any Collateral, or any other guaranty, for any of the Obligations may be exchanged, released, surrendered, or otherwise disposed of;

                (iii) any action may be taken under or in respect of any agreements, notes or documents pursuant to which any of the Obligations arise, in the exercise of any remedy, power or privilege therein contained or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted, or not enforced;

                 (iv) the time for Borrower's performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any agreements, notes or documents pursuant to which any of the Obligations arise may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to;

                  (v) any of the Loan Documents, or any term thereof may be amended or modified in any respect (including, without limitation the interest rate or date of maturity);

                 (vi) the liability of Borrower under the Loan
Documents or of Guarantor hereunder may be released, settled or compromised; and

                (vii) monies received from Borrower or others, or from Collateral held for the Obligations, may be applied by Lender against other indebtedness owed by Borrower to Lender, as Lender in its sole discretion determines; all in such manner and upon such terms as Lender deems proper, without notice to or further assents from Guarantor, and all without affecting this Guaranty or the obligations of Guarantor hereunder, which shall continue in full force and effect until the Obligations and all obligations of Guarantor hereunder shall have been fully paid and performed.

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            E.  Non-recourse  -  Notwithstanding  any  other  provision  of this
Guaranty, enforcement of Guarantor's obligations hereunder is limited solely to the Guarantor Collateral and any other assets of Guarantor. Lender specifically acknowledges and agrees that no partner of Guarantor, or his or its individually owned assets, shall be liable for any of Guarantor's obligations hereunder, such obligations being non-recourse as to Guarantor's general partners.

  2.    WAIVERS:

            A. Notice of Acceptance - Guarantor hereby waives notice of acceptance of this Guaranty, presentment and demand for payment, notice of dishonor, protest and notice of protest or noncompliance with the terms and provisions of the Loan Agreement, the Note, the Mortgage, and any other Loan Document. No act or omission of any kind in the premises shall in any way affect or impair this Guaranty.

            B. Marshalling of Assets - Guarantor hereby waives any right or claim of right to cause a marshalling of Borrower's assets or to cause Lender to proceed against any of the security held by Lender before proceeding against Guarantor or the Guarantor Collateral, or to proceed against Guarantor or the Guarantor Collateral in any particular order, and Guarantor hereby waives any requirement that Lender shall institute any action or proceedings at law or in equity against Borrower, or anyone else, with respect to the Loan Agreement, the Note, the Mortgage, or any other Loan Document or with respect to any other security held by Lender, as a condition precedent to bringing an action against Guarantor or the Guarantor Collateral upon this Guaranty.

            C. Other Agreements by Guarantor - Guarantor agrees that there shall be no requirement that Lender document its acceptance of this Guaranty, evidence its reliance thereon, or that Lender take any action against any person or any property prior to taking action against Guarantor or the Guarantor Collateral. Guarantor further agrees that Lender's rights and remedies hereunder shall not be impaired or subject to any stay, suspension or other delay as a result of Borrower's or Guarantor's insolvency or as a result of any proceeding applicable to Borrower or Guarantor or any property of Borrower or Guarantor under any bankruptcy or insolvency law. Guarantor also agrees that payments and other reductions on the Obligations may be applied to such of the Obligations and in such order as Lender may elect.

            D. Security Interest - As security for the obligations of Guarantor hereunder, Guarantor has executed and

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delivered that certain Pledge, that certain Security Agreement, and that certain
Mortgage, each in favor of Lender and of even date herewith, pursuant to which Guarantor has pledged all of the issued and outstanding capital stock of Borrower to Lender, has granted to Lender a security interest in and lien on All Assets of Guarantor and a mortgage on the Premises, as provided in such agreements (i.e. the Guarantor Collateral).

            E. Subordination and Subrogation - In the event Borrower or any subsequent owner of the Collateral are now or shall hereafter become indebted to Guarantor, the amount of each sum and of such indebtedness shall at all times be subordinate as to lien, time of payment, and in all other respects, to the amounts owing to Lender under the Note or the other Loan Documents, and Guarantor shall not be entitled to enforce or receive payment thereof until all sums owing to Lender have been paid. Nothing herein contained is intended or shall be construed to give to Guarantor any right of subrogation in or under the Note or the other Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in the Premises, notwithstanding any payments made by Guarantor under this Guaranty, all rights of subrogation and participation being hereby expressly waived and released. If any amount shall be paid to Guarantor on account of such subrogation, indemnification or contribution at any time when all of the Obligations and all other expenses guarantied pursuant hereto shall not have been paid and satisfied in full, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be applied in whole or in part by Lender against the Obligations, whether matured or unmatured, in such order as Lender shall determine in its sole discretion. If Guarantor shall make payment to Lender of all or any portion of the Obligations and all of the Obligations shall be paid in full, Guarantor's right of subrogation shall be without recourse to and without any implied warranties by Lender and shall remain fully subject and subordinate to Lender's right to collect any other amounts which may thereafter become due to Lender by Borrower in connection with the Obligations.

            F. No Waiver; Delay - No delay on the part of Lender in exercising any of its rights, powers or privileges or partial or single exercise thereof under this Guaranty of the Loan Documents shall operate as a waiver of any such privilege, powers or rights. No waiver of any of its rights hereunder and no modification or amendment of this Guaranty, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender by a duly authorized officer, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of

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Lender or the  obligations  of Guarantor  to Lender in any other  respect at any other time.

      3. REPRESENTATIONS AND WARRANTIES: Guarantor hereby represents and warrants to Lender as follows:

            A. All financial statements heretofore delivered by Guarantor to Lender, if any, (i) are true, correct and complete in all material respects, fairly represent Guarantor's financial condition as of the date thereof, and no material adverse change has occurred in Guarantor's financial condition reflected therein since the dates thereof, and (ii) no information has been omitted which would make the information previously furnished in such reports and financial statements misleading or incorrect in any material respect.
Guarantor shall promptly notify Lender in writing of the occurrence of any Material Adverse Change in Guarantor's financial condition.

            B. This Guaranty has been duly executed and delivered and constitutes the valid and legally binding obligation of Guarantor, enforceable in accordance with its terms.

            C. The execution, delivery and the performance of and compliance with this Guaranty on the part of Guarantor will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, the terms of any contract, note, indenture or other agreement to which Guarantor is a party, or of any judgment, decree, order, statute, rule or regulation to which Guarantor is subject; and will not violate any provisions of Guarantor's Partnership Agreement or other governing documents.

            D. There are no outstanding judgments, actions, proceedings, claims or investigations pending or threatened before any court or governmental body which may materially and adversely affect the operations, business, properties, or financial condition of Guarantor.

      4.    COVENANTS:  Guarantor covenants and agrees as follows:

            A. Guarantor shall, upon reasonable request of Lender and as soon as reasonably possible, furnish, or cause to be furnished, to Lender such financial and business information pertaining to Guarantor as Lender may reasonably request.

            B. Guarantor shall, upon reasonable notice by Lender, give Lender or representative or agents of Lender access during normal business hours to and permit such persons to examine, copy or make excerpts from any and all books, records and documents in the possession or control of Guarantor relating to the business

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affairs or financial condition of Guarantor or Borrower, and to inspect any of the properties of Guarantor or Borrower.


            C. Guarantor shall promptly notify Lender of any litigation actions, proceedings, claims or investigations pending or threatened against it which may materially and adversely affect the financial condition of Guarantor.

            D. Guarantor shall observe, perform and comply with all of the covenants, terms and conditions of this Guaranty until (i) the Obligations are fully paid and satisfied, and (ii) any obligation or ability of Lender to make loans, Advances, or extensions of credit to Borrower under the Line have terminated.

            E. Guarantor shall provide Lender with such information on the business affairs and financial condition of Guarantor as Lender from time to time may reasonably request, including, but not limited to, a true and correct copy of Federal or State Partnership Tax Returns and hereby agrees to promptly notify Lender of any change in the address of Guarantor or in the location of any of its assets.

      5.    MISCELLANEOUS:

            A. Integration - This Guaranty contains all the agreements of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous discussions and agreements with respect to such subject matter.

            B. Amendments - No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Lender and Guarantor, and no waiver of any provisions of this Guaranty, and no waiver or consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            C. Expense of Enforcement - In the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse Lender for all expenses incurred in connection therewith, including reasonable attorney's fees.

            D. Reinstatement - This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations, or any part thereof, is rescinded or must otherwise be returned by Lender upon the insolvency or bankruptcy of Borrower, or otherwise, all as though such payment had not been made.


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            E. Notices - Any notice provided or permitted to be given under this
Guaranty must be in writing, and will be effective, (a) if delivered by hand or sent by overnight courier, the day it is delivered, (b) if sent by telecopy, on the day the recipient's telephonic confirmation of receipt is received or (c) if sent by certified or registered mail (return receipt requested), three business days after mailing. Notice served in any other manner shall be deemed to have been given only if and when actually received by the addressee. For purposes of notices, the addresses of the parties shall be as follows:

      Guarantor:        Charles Town Racing Limited Partnership
                             Charles Town Racetrack
                                 U.S. Route 340
                        Charles Town, West Virginia 25414
                            Telecopier: 304-725-6979

      Copy to:                Michael B. Keller, Esquire
                              Bowles Rice McDavid Graff & Love
                              105 West Burke Street
                        Martinsburg, West Virginia 25401
                            Telecopier: 304-267-3822

      Lender:           Peter M. Carlino, Chairman
                              c/o Penn National Gaming, Inc.
                              Wyomissing Professional Center
                              825 Berkshire Blvd., Suite 203
                              Wyomissing, PA  19610
                              Telecopier:  (610) 376-2842

      Copy to:                Mesirov Gelman Jaffe Cramer &
                                Jamieson
                              1735 Market Street, 38th Floor
                              Philadelphia, PA 19103-7598
                              Attn:  Robert P. Krauss, Esq.
                            Telecopier: 215-994-1111

            F. Counterparts - This Guaranty may be executed in multiple counterparts, and each counterpart hereof executed by any party shall be deemed an original and shall as to such party constitute one and the same instrument with all other counterparts hereof executed by such party, regardless of whether the same or any other counterpart thereof is executed by any other Guarantor or person intended to be or become a "Guarantor" hereunder.

            G. Waiver of Jury Trial - Guarantor hereby waives, and Lender by its acceptance hereof waives, trial by jury in any legal proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of

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or related to this Guaranty or the Note guaranteed hereby.  This provision is a material inducement for Lender to make the Loan.

            H. Severability - If any provision of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if it did not contain such provision, and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly and in such manner to as nearly as possible reflect the intent of the parties hereto as shall be lawful in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Guaranty.

            I. Governing Law - Guarantor and Lender elect that the internal laws of the State of West Virginia shall govern the construction of this Guaranty and the rights, remedies, warranties, representations, covenants, and provisions hereof without regard to the principles of conflict of laws.

            J. Interpretations - If this Guaranty is signed by more than one person, each Guarantor shall be jointly and severally liable hereunder and this Guaranty shall with respect to each Guarantor be interpreted as if each Guarantor has delivered his or her sole and separate guaranty containing the identical provisions contained in this Guaranty. Words importing the singular number mean and include the plural number, and words of the masculine gender mean and include words of the feminine or neuter gender, and vice versa.

            K. Headings - Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part hereof for any other purpose.


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            L.  Transfer  of  Benefit  - This  Guaranty  shall be  binding  upon
Guarantor,  its successors,  representatives and assigns, and shall inure to the
benefit  of,  and  be  enforceable  by  Lender,   its  successors  and  assigns.
Notwithstanding the foregoing, none of the rights or obligations of Guarantor may be assigned or otherwise transferred without the prior written consent of Lender which consent may be withheld in the sole discretion of Lender. Lender may assign its rights hereunder.

      IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal the day and year first above written.



                                    GUARANTOR


                                    CHARLES TOWN RACING LIMITED
                                   PARTNERSHIP

                                    By:   D.K.W., Inc., general partner and
                        attorney-in-fact for all general
                           partners of the Partnership

                                    By:   /s/ D. Keith Wagner
                                          D. Keith Wagner, President


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